PRESS RELEASE

Finjan Succeeds in Invalidating Majority of Claims of Two FireEye Cybersecurity Patents

E. PALO ALTO, CA July 13, 2015 – Finjan Holdings, Inc. (NASDAQ: FNJN), a cybersecurity company, announced that the Patent Trial and Appeals Board (PTAB) at the US Patent and Trademark Office (USPTO) granted Finjan’s petitions for Inter Partes Review (IPR) of two FireEye (NASDAQ: FEYE) patents and subsequently determined that a majority of claims in US Patent Nos. 8,171,533 and 8,291,499, are invalid. Notification of the final decision on both IPR’s was received July 10, 2015.

“Finjan challenged the validity of FireEye’s ‘533 and ‘499 patents because we believed FireEye was not the first to invent the claimed technologies,” stated Phil Hartstein, President and CEO of Finjan Holdings, Inc.  “The PTAB’s determinations confirmed this belief."

Final Decisions:

Case number PTAB-IPR2014-00344, filed January 14, 2014.  With respect to FireEye’s U.S. Patent No. 8,291,499 (Aziz, Final decision in Docket 39 dated July 10, 2015), Claims 1-4, 6-8, 19, 20, 22-25, 27-29, representing 16 of 30 claims in the patent, were cancelled.

Case number PTAB-IPR2014-00492, filed March 7, 2014.  With respect to FireEye’s Patent No. 8,171,553 (Aziz, Final decision in Docket 29 dated July 10, 2015), Claims 1, 3-7, 12-14, 16, 18, 20, 22-30, representing 20 of 30 claims in the patent, were cancelled.

Finjan has filed patent infringement lawsuits against FireEye, Blue Coat, Proofpoint, Sophos, Symantec, and Palo Alto Networks relating to, collectively, more than 20 patents in the Finjan portfolio. The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

ABOUT FINJAN
Founded in 1997, Finjan is recognized globally as a cybersecurity pioneer and leader. Finjan’s investment in innovation is captured in its patent portfolio, centered around software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis.  Finjan’s software detects malicious code and protects end users from identity and data theft, spyware, malware, phishing, trojans, and other online threats.  To date, Finjan has successfully licensed its intellectual property to major technology companies for more than $150 million.  For more information about Finjan, please visit www.finjan.com.

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Media Contact:
Nicholas Gaffney | Zumado Public Relations
(415) 732-7801 | ngaffney@zumado.com

Investor Contact:
Alan Sheinwald or Valter Pinto | Capital Markets Group LLC|
(650) 282-3245 | investors@finjan.com

Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, the outcome of pending or future enforcement actions, our ability to expand our technology portfolio, the enforceability of our patents, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings’ intended plan; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2014, and the Company’s periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc.  All forward-looking statements herein reflect our opinions only as of the date of this release, and Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.